EXHIBIT 10(d)

DEALER AGREEMENT

AGREEMENT made this 1st day of February, 2002 by and between PELLERIN MILNOR CORPRATION, a Louisiana Corporation, with principal offices at 700 Jackson Street, Kenner, Louisiana, United States of America (hereinafter referred to as “MILNOR”), and WINK DAVIS EQUIPMENT CO., INC. with principal offices at 625 Griffith Road, Suite 100, Charlotte, NC  28217 (hereinafter referred to as “DEALER”).

WITNESSETH

WHEREAS, MILNOR is a manufacturer of heavy duty commercial laundry machinery as set forth in Exhibit A attached hereto and made a part hereof (hereinafter referred to as “MACHINES”), and

WHEREAS, DEALER desires to be appointed by MILNOR as dealer of MACHINES in the area of Primary Responsibility as set forth in Exhibit B attached hereto and made a part hereof (hereinafter referred to as the “REGION”), and

WHEREAS, DEALER desires to be further appointed by MILNOR as Exclusive Dealer of certain model MACHINES in a certain part of the REGION as set forth in Exhibit C attached hereto and made a part hereof, and

WHEREAS, DEALER desires to be further appointed by MILNOR a Nonexclusive Dealer of certain model MACHINES in a certain part of the REGION as set forth in Exhibit D attached hereto and made a part hereof, and

WHEREAS, MILNOR desires to obtain in the REGION outstanding distribution of MACHINES and to arrange for superior warranty service, installation service and after-sale services for MACHINES in the REGION:

NOW THEREFORE, the parties hereto agree as follows:

1.            APPOINTMENT

(a)

MILNOR hereby appoints DEALER as Dealer of MACHINES in the REGION and DEALER accepts such appointment subject to the terms and conditions hereinafter set forth.  The parties agree that within DEALER’S REGION, DEALER shall have the responsibility (alone in regard to the models of MACHINES and area specified in Exhibit C) to aggressively and successfully promote sales of MACHINES and to develop and strengthen MILNOR’s market position as measured by sales within the REGION.

(b)

DEALER is granted an exclusive dealership for the specific models of MACHINES defined in Exhibit C and a NonExclusive dealership for the specific models of MACHINES defined in Exhibit D, subject to all the provisions and restrictions contained in this AGREEMENT.

(c)

DEALER recognizes and acknowledges that MILNOR has no control over the resale of MACHINES originally sold by MILNOR to other dealers and to jobbers, and that MILNOR is not responsible for any actions of such dealers and jobbers in the resale of MACHINES.

(d)

Notwithstanding any other provisions of this AGREEMENT, MILNOR has the right to submit bids or sell, either directly or indirectly through any other person, MACHINES destined for shipment to or use in the REGION, if the MACHINES are purchased, leased, or otherwise acquired by or for use of a U.S. Government agency or with funds provided directly or indirectly to any private, public, or government person or entity, or guaranteed by any U.S. Government agency.  For purposes of this AGREEMENT, U.S. Government agency is defined to include any executive department, military department, government corporation, government controlled corporation, regulatory body, bureau, commission, or other entity or division established by the U.S. Congress or by the executive branch of the U.S. Government.

(e)

Notwithstanding any other provisions of this AGREEMENT, MILNOR has the right to sell MACHINES directly to any National Account as specified in Exhibit E attached hereto and made a part thereof.  For MACHINES destined to be sold to and/or used by any National Account as specified in Exhibit E, DEALER agrees to supervise the installation of any such MACHINES (including start up and check out), at MILNOR’s request, for the percent of MILNOR’s Suggested List Price shown on Exhibit E for that specific National Account.

(f)

DEALER recognizes and acknowledges that MILNOR does now and/or may in the future manufacture equipment to be sold under trade or other names or brands different from the MILNOR name and the sale of  such equipment and/or parts is not subject to the terms of this AGREEMENT, nor does this AGREEMENT grant DEALER any right to sell such equipment and/or parts.

2.            BEST EFFORTS

DEALER shall, to the satisfaction of MILNOR and at its own expense, use its best efforts to promote the sale of MACHINES in the REGION, which efforts shall include but not be limited to the following:

(a)

Providing an adequate sales force employed by DEALER to actively, continuously, aggressively and successfully promote the sale of MACHINES in the REGION.  DEALER’s goal should be to employ a minimum of one fulltime MILNOR salesman for every two and one half million of population in the REGION.

(b)

Taking such steps as will ensure that MACHINES sold in the REGION are properly installed and operating to the satisfaction of the ultimate purchaser.  Such steps include but are not limited to the following:

(i)

Providing prompt and effective pre-sale engineering services to help the customer select the proper MILNOR – and ancillary – equipment, by size and type, and determining all special requirements or specifications needed to assure that the equipment will adequately perform the work task for which it is being acquired.

(ii)

Inspecting the site upon which it is proposed to install MACHINE(s).  Making valid and meaningful recommendations for proper site requirements – including (but not limited to) foundations (DEALER should be totally familiar with foundation requirements for rotating machinery), electrical services, hot and cold water supplies, steam supply (if applicable), drainage, ventilation, working area, etc.

	(iii)	Providing installation supervision – or its equivalent – to insure that MACHINE(s) is properly installed so as to permit it to function as needed.

(iv)

Checking out all MACHINE functions after installation and verifying that MACHINE(s) is performing as intended by MILNOR and as designed by MILNOR, and making any reasonable necessary adjustments to insure this.

	(v)	Providing start up assistance including operator orientation and training during initial start up.

(vi)

Offering adequate, prompt, competent, after-sale warranty labor service for a period of not less than 90 days after each new MACHINE is placed in service.  This warranty must be communicated to each buyer of MACHINE sold by DEALER.  It is the specific and sole responsibility of DEALER to offer this warranty labor for each MACHINE sold, for not less than 90 days, and at no charge to MILNOR.

(vii)

Providing adequate, prompt and competent after-sale non-warranty repair and maintenance service, both by maintaining adequate local stocks of authentic MILNOR spare parts, and by making available sufficient skilled maintenance mechanics to be able to respond to a service call request within a maximum of 48 hours from the time a customer makes such request.  DEALER’s goal should be to employ a minimum of one MILNOR serviceman for every one million two hundred and fifty thousand of population in the REGION.  It is of paramount importance to this contract that the ultimate customers’ satisfaction is assured by returning every machine to full service in a minimum of time and at a minimum of expense in keeping with the nature of the required repair or maintenance.

(viii)

When formally requested, sending at least one competent maintenance mechanic to an official MILNOR SERVICE SCHOOL.  MILNOR agrees that such schools shall not last longer than one week and not to make such a formal request more often than once every 18 months.

(c)

Providing appropriate promotional campaigns to stimulate the sale of MACHINES, participating in major local and/or regional exhibitions related to laundry, textile, and other industries which customarily use MACHINES.

(d)	At DEALER’s expense, maintaining its own internet website promoting DEALER as well as MACHINES.

(e)

At DEALER’s expense, listing the MILNOR tradename in the Yellow Pages of major telephone directories (authorized by the telephone companies) within DEALER’s REGION, and listing DEALER’s name as “authorized dealer” in conjunction with or beneath the MILNOR tradename, trademarks, and/or logo.

(f)

When formally requested, sending at least one competent salesman to an official MILNOR SALES SCHOOL.  MILNOR agrees that such schools shall not last longer than one week and not to make such a formal request more often than once every 18 months.

(g)

Providing to MILNOR on December 1 of each year annual forecasts of sales of MACHINES by model in the REGION for the 12 months beginning the following January 1.  These forecasts shall reasonably reflect DEALER’s anticipated sale of MACHINES within the REGION and shall be considered by MILNOR along with past history and future potential of the REGION in establishing the sales goals for the twelve months following January 1.

(h)	Accepting annual sales goals provided by MILNOR for sales of MACHINES within the REGION. Credit against these sales goals is not given for sales by DEALER outside the REGION.

(i)

Promptly responding to MILNOR’s inquiries as to the status of leads sent to DEALER by MILNOR, providing MILNOR the information necessary to evaluate the results of its ongoing advertising campaigns and to thereby improve them for the mutual benefit of DEALER and MILNOR.

3.            MACHINE SAFETY MATTERS

DEALER shall cooperate with MILNOR and use reasonable care to identify and respond to safety issues, which shall include the following:

(a)

Promptly provide written notification to MILNOR when aware of any personal injury or property damage involving MACHINES, or of any MACHINE condition or use that may impose a potential risk of personal injury or property damage; or of any MACHINE that may not be in compliance with any statute, ordinance, law or regulation, regardless of whether the MACHINE was originally sold by DEALER;

(b)

When requested, promptly cooperate with MILNOR in any MACHINE corrective action for all MACHINES within DEALER’s REGION, regardless of whether the MACHINE was originally sold by DEALER, including: help in identification of MACHINES within the REGION, the identification of owners of such MACHINES, and, when asked by MILNOR, the performance with reasonable care of any retrofit and/or recall services, charging MILNOR no more than DEALER’s cost for labor and materials in effect at the time such service is performed.

(c)	Promptly cooperate with MILNOR in the investigation of any claim of personal injury or property damage involving a MACHINE.

Nothing in this paragraph shall relieve DEALER from compliance with its duties and/or obligations imposed by: local, state or federal law, statute, ordinance or regulation, order or governmental action, industry standard, custom, or practice or other similar authority, or any agreement with a third party.

4.               NOTICE OF SALE TO ULTIMATE PURCHASER

In order to allow MILNOR to expeditiously advise the ultimate user of MACHINES of any safety information that may be developed and in order to adequately assess the impact of MILNOR’s advertising on the various markets, DEALER shall communicate promptly to MILNOR immediately after it sells any MACHINE to an ultimate purchaser: (1) the name and address of the ultimate purchaser; (2) address of installation site; (3) purpose or classification of work; and (4) type of such customer, or user.

5.            SERVICE

It is of the essence of this AGREEMENT that the reputation for quality products and service that MILNOR enjoys is rigidly maintained by DEALER.  Consequently, DEALER agrees to do everything in its power to maintain such reputation that shall include but not be limited to the following:

(a)

DEALER shall to the satisfaction of MILNOR provide and maintain at its own expense an efficient installation and maintenance service on all MACHINES, both in and out of warranty, in accordance with the service manuals and bulletins issued by MILNOR from time to time.  DEALER shall see that all necessary repairs to and replacement of parts of MACHINES are promptly and properly made.

(b)

DEALER shall service all MACHINES in the REGION at DEALER’s normal rates and schedule(s) whether or not such machines were actually sold by DEALER.  MILNOR shall exercise its best reasonable efforts to obtain from the company (other than MILNOR) which sold such MACHINES a Service Availability fee of five percent (5%) of the List Price of such MACHINES (up to a maximum of $25,000 per order) for the DEALER, provided DEALER advises MILNOR of the serial numbers of such MACHINES within two years of the manufacture date of such machines.  MILNOR shall have no obligation nor liability to DEALER beyond that of exercising said best reasonable efforts.  However, DEALER shall have no obligation to service MACHINES sold by another MILNOR dealer who (at the time service is required) is authorized to provide service in that part of the REGION where the MACHINE is installed nor shall any service availability fee be due on such MACHINES.

(c)

DEALER acknowledges that its service capabilities are adequate only within the REGION, and consequently agrees to pay to MILNOR a Service Availability fee of five percent (5%) of the list price of any MACHINE sold by DEALER (up to a maximum of $25,000 per order) that is initially installed in the United States or Canada but outside of the REGION, or seven and one half percent (7½%) of the List Price of any machine sold by DEALER (up to a maximum of $37,500 per order) that is initially installed in any country except the United States and Canada.  MILNOR agrees to forward this Service Availability fee to the MILNOR dealer into whose Area of Primary Responsibility the MACHINE is installed to insure that such dealer will make service available for the user of such MACHINES.

(d)	For the purposes of this paragraph, “MACHINES” shall include any MACHINES returned to MILNOR to be rebuilt at its factory.

6.             SPARE PARTS

(a)

MILNOR shall advise DEALER of the inventory of spare parts required to service MACHINES both in and out of warranty, and DEALER agrees to maintain such inventory.  Only MILNOR spare parts shall be used by DEALER to service and maintain MACHINES in warranty.  DEALER may use MILNOR spare parts, or their certifiable functional equivalents, to service and maintain MACHINES out of warranty.

(b)

DEALER shall order, and MILNOR pursuant to each order shall supply to DEALER EX-FACTORY Kenner, ordered spare parts both in and out of warranty in accordance with the prices in effect at the date of shipment.  Paragraph 13 shall apply to such orders.

(c)	MILNOR shall not knowingly sell parts at wholesale dealer prices to any entity in the REGION other than an authorized MILNOR dealer or any entity listed in Exhibit F.

(d)	DEALER takes cognizance of the fact that MILNOR may, at its option, also sell replacement parts to a former MILNOR dealer, within twelve months from the date of termination of such dealer.

7.            TERM

This AGREEMENT shall automatically terminate on the date set forth in Exhibit G which can be extended only by mutual written agreement of the parties.  DEALER shall not be excused from performing any obligations arising under this AGREEMENT which it incurred prior to the termination of this AGREEMENT even if notice of termination has been given.  The execution of this AGREEMENT by MILNOR shall in no way be construed as a continuing obligation on the part of MILNOR to retain DEALER as a dealer or otherwise beyond the term of this AGREEMENT.

8.             TERMINATION

(a)

In any one or more of the following events this AGREEMENT shall automatically terminate without any necessity for notice or any opportunity to cure such termination and will be effective immediately upon the occurrence of such events; and MILNOR has the right not to deliver any or all of DEALER’s unfilled orders:

The DEALER (being an individual) shall die; or (being a partnership, corporation, or limited liability company) shall be dissolved, liquidated or cease to exist at law; or become insolvent (in either the equity or bankruptcy sense); commit an act of bankruptcy; make an assignment for the benefit of creditors; call a meeting of creditors; appoint a committee of creditors or a liquidating agent; offer a composition or extension to creditors; make a bulk sale; send a notice of an intended bulk sale; or in the event a proceeding in bankruptcy or any proceeding, suit or action (at law, in equity or under any of the provisions of a Bankruptcy Act or amendments thereto), for reorganization, composition, extension, arrangement, receivership, liquidation or dissolution has been commenced by or against the DEALER; or in the event an application for the appointment, or the appointment in any jurisdiction at law or in equity is made, of a receiver or liquidator of the DEALER or of any of the property of DEALER; or in the event a final unappealed judgment shall be recovered, or a warrant of attachment or an injunction or governmental tax lien, or levy shall be issued against the DEALER and shall remain unsatisfied for thirty (30) days; or if a substantial portion of the property of the DEALER shall be sold or offered for sale pursuant to the enforcement of a judgment of  court.

(b)

Not withstanding the Term of this AGREEMENT specified in Paragraph 7 and Exhibit G, MILNOR has the right to terminate this AGREEMENT at any time upon thirty (30) days notice to DEALER in any one of the following events:

	(i)	DEALER has failed to purchase a minimum amount of MACHINES as determined by MILNOR in its sole discretion.

	(ii)	DEALER has, in its sole opinion of MILNOR, failed to supply superior installation, warranty, or after-sale service;

	(iii)	DEALER has failed, in the opinion of MILNOR, to adequately advertise, promote, or follow up leads for MACHINES in the REGION;

	(iv)	DEALER is more than thirty (30) days delinquent in the full payment of any invoice;

	(v)	DEALER has failed, in the opinion of MILNOR, to perform any other term or provision of this AGREEMENT.

	(vi)	One or more key management personnel, key sales or service employees or major stockholders of DEALER change by reason of death, disability, retirement, termination or otherwise.

(vii)

DEALER’s MACHINE sales efforts and/or results in its REGION is materially diluted by its offering of other product lines, allied equipment, or competitive equipment within its REGION or MACHINES, other product lines, allied equipment, or competitive equipment outside its REGION.

	(viii)	DEALER fails within thirty (30) days to reimburse MILNOR for any costs or expenses incurred by MILNOR pursuant to Paragraphs 9 and 24 hereinbelow.

(c)

Upon termination of this AGREEMENT, DEALER shall not be relieved from performing any of its obligations arising under this AGREEMENT which it incurred prior to the date of termination even if notice of termination has been given.  MILNOR, at its option, may fill all orders for MACHINES placed by DEALER prior to such termination; and MILNOR may also fill, at its option, orders for replacement parts as are placed by DEALER, within twelve months from the date of termination.  The right to terminate this AGREEMENT shall be in addition to the other rights and remedies that MILNOR may have under this AGREEMENT.

9.             ORDERS

The terms and provisions of the AGREEMENT shall be deemed to govern any order submitted by DEALER to MILNOR for MACHINES or Parts.

If DEALER cancels an order, MILNOR may demand that DEALER pay the reasonable cost and expenses of MILNOR incurred in connection with such order prior to receipt of notice of cancellation, and any other damages suffered by MILNOR as a result of such cancellation.

10.          ACCEPTANCE OF ORDERS

An order shall only be deemed accepted by MILNOR upon delivery of the ordered MACHINES to the originating carrier.  Any acknowledgement or other separate correspondence or communication shall not constitute acceptance of any order.

11.          DELIVERY

MILNOR shall make reasonable effort to fill each order of DEALER.  MILNOR may, in its sole discretion, allocate MACHINES among MILNOR dealers in the event of shortage or otherwise.  Each shipment of MACHINES pursuant to the terms of this AGREEMENT shall be deemed to be sold under a separate contract.  In the event of any default of MILNOR in any such shipment, such default shall not be deemed to substantially impair the value of this AGREEMENT and shall not affect DEALER’s obligation to accept and pay for any other delivery of MACHINES by MILNOR.  If any delivery of MACHINES is delayed beyond the estimated delivery date, DEALER’s sole remedy and relief under this AGREEMENT shall be to cancel the particular order pursuant to which delivery was to be made.  Such right of cancellation may only be exercised if shipment is not made within sixty (60) days after the estimated date of shipment.  MILNOR shall not be liable for any failure or delay in manufacture, delivery or shipment caused by an event beyond its reasonable control, including, but not limited to, strike, slowdowns, fire, flood, explosion, other casualty or disaster, or governmental regulations, orders or restrictions.  DEALER expressly assumes all risk of loss to MACHINES being shipped to DEALER once the MACHINES have been deposited with the carrier.

12.          PRICE

The price for MACHINES shall be EX-FACTORY according to the current MILNOR pricing policies as may be revised from time to time at MILNOR’s sole discretion.  Cost of Loading, Freight, and Insurance from EX-FACTORY shall be borne by DEALER.  Regardless of the price paid to MILNOR by DEALER, MILNOR recognizes and acknowledges that DEALER is completely free to set its own resale prices and MILNOR agrees not to interfere in any way with such pricing.

13.          FINANCIAL REQUIREMENTS AND CREDIT TERMS

(a)

DEALER represents and warrants to MILNOR that DEALER is in a good and substantial financial condition and has the ability to pay all invoices in full when due and will maintain such sound financial condition throughout the term of this AGREEMENT.  DEALER shall, when requested by MILNOR, furnish any financial statements or additional information requested by MILNOR for the purpose of determining DEALER’s current financial condition.

(b)	Payment terms will be sight draft bill of lading.

(c)

MILNOR will attempt in the future to extend to DEALER more favorable terms of payment, provided that such terms shall be approved by MILNOR’s management, financial advisors and insurers.  Any more favorable terms granted by MILNOR are revocable by MILNOR without notice to DEALER.

(d)

Notwithstanding any more favorable credit terms granted to DEALER in any course of dealing, regardless of the length of time dealing thereunder, MILNOR has the right to demand payment in advance, at any time prior to shipment, without prior notice to DEALER, on any order, and on such terms and conditions as MILNOR deems necessary in its sole discretion.  In the event payment in whole or in part, in advance is demanded by MILNOR and not complied with by DEALER, MILNOR, at its option, may deem such order cancelled.  All checks, bills of exchange or other commercial paper received as payment in advance by MILNOR shall be deemed accepted subject to collection.

(e)

Notwithstanding any more favorable credit terms granted to DEALER, regardless of the length of dealing thereunder, or any demand for payment in advance of shipment, MILNOR has the additional right to demand payment of all sums outstanding by DEALER, prior to accepting and/or shipping any orders placed by DEALER.

14.          WARRANTY

(a)	MILNOR’s warranty to DEALER and Purchaser will be as described in Exhibit H attached and made a part hereof.

(b)

MILNOR disclaims any warranty of merchantability as defined in the Uniform Commercial Code or anyother warranty implied by Louisiana law including but not limited to redhibition; and, except for the above limited express warranties, MILNOR makes no representation, agreement, guarantee or warranty, express or implied or inferable from any course of dealing or usage of trade, extending beyond the description of the products and parts herein involved.

(c)

These warranties are expressly in lieu of all other warranties, express or implied; and MILNOR neither assumes nor authorizes DEALER or any representative or other person to assume for MILNOR any other liability in connection with the sale of MACHINES.

(d)

In the event any of the MACHINES and spare parts sold pursuant to this AGREEMENT are found to be non-conforming or defective, MILNOR shall not be liable to DEALER or any third party for any consequential, incidental or special damages.  MILNOR’s liability under this contract is expressly limited to the return of the purchase price paid by DEALER for such MACHINES or spare parts.

(e)

DEALER recognizes and acknowledges that it may not make any representation or warranty with respect to MACHINES or otherwise purport to bind MILNOR to any warranty beyond that set forth above and in Exhibit H.  If DEALER makes any warranty or representation to any other person or entity inconsistent with or in addition to the warranty stated above and in Exhibit H, DEALER shall, at its own expense, defend and hold MILNOR harmless from any claim thereon of any nature whatsoever, including any attorney fees that MILNOR may incur.

15.          MILNOR’S TRADENAMES AND TRADEMARKS

(a)

DEALER recognizes that MILNOR is the sole owner of the tradenames, trademarks or logos used by MILNOR in the marketing of MACHINES.  DEALER may use the tradenames or logos used by MILNOR as applied to MACHINES and shall display such marks and/or names only in such form or manner as shall maintain the quality and integrity thereof and only in such a way that indicates DEALER is a dealer authorized to sell MILNOR products and not the manufacturer of these products nor an agent of MILNOR.  The MILNOR marks and names are not to be used in the name under which the DEALER’s business is conducted.  If such marks or names are used in any sign, advertising display, solicitation or sales material, or website, by DEALER, DEALER will, on termination of this AGREEMENT, or upon request of MILNOR discontinue the use of such marks and/or names in such signs, advertising display, solicitation or sales material, or website and thereafter will not use, either directly or indirectly in connection with its business, such phrase or any other name, title, or expression so nearly resembling the same as would be likely to lead to confusion or uncertainty, or to deceive the public.

(b)

DEALER shall be entitled to use the MILNOR trademark in its advertising in conjunction with the words “authorized dealer” and in accordance with other standards established by MILNOR.  Upon request or upon termination of this AGREEMENT, DEALER shall immediately discontinue all permitted uses of MILNOR tradenames, trademarks, or logos including but not limited to use on solicitation or sales material, business cards, stationary, websites, advertising or vehicles.  In the event DEALER does not immediately discontinue the use of MILNOR tradenames, trademarks or logos upon request of MILNOR and MILNOR is required to institute legal proceedings to compel DEALER to discontinue such use, MILNOR will be entitled to recover from DEALER all costs, attorney’s fees, or other expenses associated with such legal proceedings, in addition to any other damages to which MILNOR is entitled recovery.

(c)

Any use of MILNOR tradenames, trademarks, or logos by DEALER on a website must be approved in advance in writing by MILNOR.  DEALER agrees to use no more than one meta tag for each tradename, trademark or logo so used.

(d)

DEALER hereby indemnifies MILNOR for any expenses, including any attorney’s fees that MILNOR may incur, of any cause of action arising from, connected with, or related to DEALER’s use of MILNOR’s tradenames, trademarks, or logos.

(e)

The use by DEALER of tradenames, trademarks, or logos of MILNOR inures to the benefit of MILNOR, and any good will arising from such use by DEALER shall revert to MILNOR without compensation to DEALER in the event that this AGREEMENT is terminated for any reason.  Nothing in this AGREEMENT shall be construed as granting to DEALER any rights whatsoever under any patents or trademarks that are either now, or may in the future be, owed or controlled by MILNOR other than those rights regularly given any other purchasers of patented or trademarked articles.

16.          NO AGENCY NOR FRACHISOR-FRANCHISEE RELATIONSHIP

It is understood and agreed that DEALER is an independent contractor with respect to MILNOR.  This AGREEMENT does not constitute DEALER a franchisee nor the agent or the legal representative of MILNOR for any purpose whatsoever.  DEALER is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of MILNOR, or to bind MILNOR in any manner or thing whatsoever.  DEALER shall, in all of its advertising, sales contracts, and in its dealings with all others relative to the MACHINES, make it clear that DEALER is trading in said MACHINES for DEALER’s own account, and not as a franchisee nor an agent of MILNOR.  DEALER affirmatively agrees and represents that it will not make any statement or take any action that may indicate or imply to third parties that DEALER is a franchisee or an agent of MILNOR.

17.          CONFIDENTIALITY

DEALER shall not intentionally disclose and shall take reasonable precautions to avoid the unintentional disclosure of confidential or proprietary information concerning MILNOR or its processors, inventions, formulae, prices, customers, or suppliers, or any other trade secret or confidential or proprietary information made known to or learned by DEALER, unless expressly assented to in writing by MILNOR.

18.          NOTICES

Any notice or communication required or permitted to be given hereunder shall be in writing and shall be deemed given upon the mailing thereof, postage prepaid, by certified or registered mail, or upon the transmission of a fax addressed to the parties at their addresses first above set forth, or at such other address as either party shall designate to the other in writing.

19.          ASSIGNMENT

This AGREEMENT constitutes a personal contract, and DEALER shall not transfer or assign same or any part thereof without the prior written consent of MILNOR, nor shall this AGREEMENT, nor any rights herein conferred be pledged or given as security in any manner whatsoever by DEALER.

20.          FORCE MAJEURE

MILNOR shall not be responsible or liable in any way for its failure to perform its obligations hereunder during any period in which such performance is prevented or hindered by Acts of God, fire, flood, war, embargo, strikes, labor disturbances, riots, and law, rules, regulations, delays in production or any other reason beyond the control of MILNOR.

21.          GOVERNING LAW

The construction, interpretation, performance, and enforcement of this AGREEMENT shall be governed by, interpreted under, and construed according to the laws of the State of Louisiana, without regard to its Choice or Conflict of Laws Provisions.  DEALER hereby consents irrevocably to the jurisdiction of the State or Federal Courts in Louisiana for any matter arising from this AGREEMENT.

It is understood, however, that this AGREEMENT is designed for use wherever MILNOR may desire to sell MACHINES, and that any provision herein which in anywise contravenes the laws of any state or jurisdiction, shall be deemed not to be a part of this AGREEMENT.  If any provision of this AGREEMENT shall be held invalid under certain circumstances, the remainder of the AGREEMENT, and the application of the provision in circumstances other than as to which it is held invalid, shall not be affected thereby.

22.          BINDING ARBITRATION

Any and all disputes of whatever nature or kind, inclusive, in any way arising under, connected with, or resulting from this AGREEMENT, or its formation, construction, interpretation, performance, enforcement, or otherwise, shall be submitted by the parties to binding and final arbitration in New Orleans, LA to the American Arbitration Association and shall be decided in accordance with the Commercial Arbitration Rules of that organization.  All administrative costs and arbitrator’s fees and expenses shall be divided evenly between the parties and paid by them, subject to an award for reimbursement in whole or part of such costs and fees to either party in the sole discretion of the arbitrator(s).

23.          NO WAIVER OF BREACHES

The failure of either party at any time to require performance by or seek any other remedy from the other party of any provision hereof shall in no way act as a waiver nor adversely affect the full right of that party to require such performance at any time thereafter.  Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself, or any other provision of this AGREEMENT.

24.          TAXES

DEALER shall pay all excise taxes, duties, and tariffs, sales, use or lease taxes or other governmental levies that may be required to be paid by MILNOR by any statute, ordinance, law, order, or regulation of the U.S. Government, any state, county, municipal, local, or foreign government.  In the event that MILNOR is required to or does pay any such taxes or levies, DEALER, upon being informed of such payment, shall at once repay the amount hereof to MILNOR.

25.          ENTIRE AGREEMENT

This AGREEMENT represents the entire AGREEMENT between the parties hereto relative to the subject matter hereof, and may not be altered, amended or modified except by a writing signed by both of the parties hereto.  There are no oral representations or other agreements between the parties affecting this AGREEMENT or related to the selling or service of MACHINES.  This AGREEMENT supersedes any and all previous discussions, negotiations, representations, promises, or agreements between the parties.

26.          DEALER represents and warrants that under the laws of the state in which DEALER is organized, the person signing this AGREEMENT has been duly authorized to bind DEALER to this AGREEMENT.

27.          This AGREEMENT shall not become effective until and unless signed by the President or Marketing Director of MILNOR.

28.          DEALER certifies in executing this AGREEMENT that MACHINES are for resale; that it holds, and will maintain for the life of this AGREEMENT and any extensions thereof, an active registration or resale number and that it will account to the appropriate state for any retailer’s license, permit, or occupation tax due as a result of the sale by DEALER of MACHINES and parts thereof at retail.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT, with an effective date of February 1, 2002.

ATTEST:	PELLERIN MILNOR CORPORATION

/s/ Julie Yeats	BY: /s/ Richard B. Kelly, Jr.
Julie Yeats	Richard B. Kelly, Jr.
Date: 4-15-02

WINK DAVIS EQUIPMENT CO., INC.

ATTEST	BY: /s/ P. Donald Mullen
P. Donald Mullen
/s/ L. Gail Gormly	Date: 4-10-02
L. Gail Gormly

EXHIBIT A OF DEALER AGREEMENT

COMBINATION WASHER-EXTRACTORS IN CAPACITIES OF 30 POUNDS AND LARGER (NOT COIN OPERATED).

CONTINUOUS TUNNEL WASHERS, PRESSES AND DRYERS

AUTOMATIC CENTRIFUGAL EXTRACTORS

Exhibit Effective as of FEBRUARY 1, 2002

PELLERIN MILNOR CORPORATION

BY: /s/ Richard B. Kelly, Jr.
Richard B. Kelly, Jr.
Date: 4-15-02

WINK DAVIS EQUIPMENT CO., INC.

BY: /s/ P. Donald Mullen
P. Donald Mullen
Date: 4-10-02

EXHIBIT B OF DEALER AGREEMENT

I.          THE FOLLOWING COUNTIES OF THE STATE OF FLORIDA:

Alachua, Baker, Bradford, Brevard, Citrus, Clay, Columbia, DeSota, Dixie, Duval, Flagler, Gadsden, Gilchrist, Hamilton, Hardee, Hernando, Highlands, Hillsborough, Indian River, Jefferson, Lafayette, Lake, Leon, Levy, Madison, Manatee, Marion, Nassau, Okeechobee, Orange, Osceola, Pasco, Pinellas, Polk, Putnam, St. Johns, St. Lucie, Sarasota, Seminole, Sumter, Suwanee, Taylor, Union Volusia, and Wakulla.

II.         THE STATE OF GEORGIA

III.       THE FOLLOWING COUNTIES OF THE STATE OF TENNESSEE:

Anderson, Bedford, Bledsoe, Blount, Bradley, Campbell, Cannon, Carter, Claiborne, Clay, Cocke, Coffee, Cumberland, Davidson, DeKalb, Fentress, Franklin, Giles, Grainger, Greene, Grundy, Hamblen, Hamilton, Hancock, Hawkins, Jackson, Jefferson, Johnson, Knox, Lincoln, Loudon, McMinn, Macon, Marion, Marshall, Maury, Meigs, Monroe, Montgomery, Moore, Morgan, Overton, Pickett, Polk, Putnam, Rhea, Roane, Robertson, Rutherford, Scott, Sequatchie, Sevier, Smith, Sullivan, Sumner, Trousdale, Unicoi, Union, Van Buren, Warren, Washington, White, Williamson, and Wilson.

IV.        THE STATE OF SOUTH CAROLINA

V.         THE STATE OF NORTH CAROLINA

VI.        THE FOLLOWING COUNTIES OF THE STATE OF ILLINOIS:

Boone, Bureau, Carroll, Cook, DeKalb, DuPage, Grundy, Henry, Jo Daviess, Kane, Kankakee, Kendall, Lake, LaSalle, Lee, McHenry, Ogle, Putnam, Stephenson, Whiteside, Winnebago and Will.

VII.      THE FOLLOWING COUNTY OF THE STATE OF INDIANA:   Lake

VIII.     THE STATE OF VIRGINIA

IX.        THE DISTRICT OF COLUMBIA

X.         THE FOLLOWING COUNTIES OF THE STATE OF MARYLAND:

Anne Arundel, Calvert, Charles, Howard, Montgomery, Prince George’s, and St. Mary's.

Exhibit Effective as of FEBRUARY 1, 2002

PELLERIN MILNOR CORPORATION

BY: /s/ Richard B. Kelly, Jr.
Richard B. Kelly, Jr.
Date: 4-15-02

WINK DAVIS EQUIPMENT CO., INC.

BY: /s/ P. Donald Mullen
P. Donald Mullen
Date: 4-10-02

EXHIBIT C OF DEALER AGREEMENT

REGION

MACHINERY MODELS

I.

THE FOLLOWING COUNTIES IN THE STATE OF

FLORIDA:

Alachua, Baker, Bradford, Brevard, Citrus, Clay, Columbia, DeSota, Dixie, Duval, Flagler, Gadsden, Gilchrist, Hamilton, Hardee, Hernando, Highlands, Hillsborough, Indian River, Jefferson, Lafayette, Lake, Leon, Levy, Madison, Manatee, Marion, Nassau, Okeechobee, Orange, Osceola, Pasco, Pinellas, Polk, Putnam, St. Johns, St. Lucie, Sarasota, Seminole, Sumter, Suwanee, Taylor, Union, Volusia, and Wakulla.

Commercial laundry washer-extractors in capacities of 30 pounds and larger (not coin operated) and continuous tunnel washers, presses, and dryers, and automatic centrifugal extractors.

II.	THE STATE OF GEORGIA

III.

THE FOLLOWING COUNTIES OF THE STATE OF TENNESSEE:

Anderson, Bedford, Bledsoe, Blount, Bradley, Campbell, Cannon, Carter, Claiborne, Clay, Cocke, Coffee, Cumberland, Davidson, DeKalb, Fentress, Franklin, Giles, Grainger, Greene, Grundy, Hamblen, Hamilton, Hancock, Hawkins, Jackson, Jefferson, Johnson, Knox, Lincoln, Loudon, McMinn, Macon, Marion, Marshall, Maury, Meigs, Monroe, Montgomery, Moore, Morgan, Overton, Pickett, Polk, Putnam, Rhea, Roane, Robertson, Rutherford, Scott, Sequatchie, Sevier, Smith, Sullivan, Sumner, Trousdale, Unicoi, Union, Van Buren, Warren, Washington, White, Williamson, and Wilson.

IV.	THE STATE OF SOUTH CAROLINA

V.	THE STATE OF NORTH CAROLINA

VI.	THE FOLLOWING COUNTIES OF THE STATE OF ILLINOIS: Bureau, Carroll, Cook, DeKalb, DuPage, Grundy, Henry, Kane, Kankakee, Kendall, Lake, LaSalle, Lee, Ogle, Putnam, Whiteside and Will.

VII.	THE FOLLOWING COUNTIES OF THE STATE OF INDIANA: Lake

IX.	THE STATE OF VIRGINIA

X.	THE DISTRICT OF COLUMBIA

XI.	THE FOLLOWING COUNTIES OF THE STATE OF MARYLAND: Anne Arundel, Calvert, Charles, Howard, Montgomery, Prince George’s, and St. Mary’s

Exhibit Effective as of FEBRUARY 1, 2002

PELLERIN MILNOR CORPORATION

BY: /s/ Richard B. Kelly, Jr.
Richard B. Kelly, Jr.
Date: 4-15-02

WINK DAVIS EQUIPMENT CO., INC.

BY: /s/ P. Donald Mullen
P. Donald Mullen
Date: 4-10-02

EXHIBIT D OF DEALER AGREEMENT

REGION

MACHINERY MODELS

I.	THE FOLLOWING COUNTIES IN THE STATE OF ILLINOIS: Boone, Jo Daviess, McHenry, Stephenson, and Winnebago.	Commercial laundry washer-extractors in capacities of 30 pounds and larger (not coin operated) and continuous tunnel washers, presses, and dryers, and automatic centrifugal extractors.

Exhibit Effective as of FEBRUARY 1, 2002

PELLERIN MILNOR CORPORATION

BY: /s/ Richard B. Kelly, Jr.
Richard B. Kelly, Jr.
Date: 4-15-02

WINK DAVIS EQUIPMENT CO., INC.

BY: /s/ P. Donald Mullen
P. Donald Mullen
Date: 4-10-02

EXHIBIT E OF DEALER AGREEMENT

NATIONAL ACCOUNT

		% OF LIST PRICE
1.	ACCOR – NORTH AMERICA CORP.	5%
2.	AMERICAN LINEN SUPPLY (AmeriPride)	5%
3.	ANGELICA RENTAL SERVICES GROUP	5%
4.	ARAMARK SERVICES	5%
5.	BAYMONT INN & SUITES	5%
6.	BEVERLY ENTERPRISES, INC.	5%
7.	BRISTOL HOTELS & RESORTS	5%
8.	CARLSON HOSPITALITY WORLDWIDE	5%
9.	CENDANT CORP.	5%
10.	CHOICE HOTELS INTERNATIONAL	5%
11.	CINTAS CORPORATION	5%
12.	CROTHALL SERVICES GROUP	5%
13.	FELCOR LODGING TRUST	5%
14.	G & K SERVICES, INC.	5%
15.	HEALTH CARE & RETIREMENT CORP. OF AMERICA (HCR)	5%
16.	HILTON HOTELS CORP.	5%
17.	INTEGRATED HEALTH SYSTEM – HORIZON	5%
18.	INTERSTATE HOTELS	5%
19.	LENNOX HEALTHCARE	5%
20.	LODGIAN	5%
21.	MARINER POST ACUTE NETWORK	5%
22.	MERISTAR HOTELS & RESORTS	5%
23.	MISSION INDUSTRIES OF LAS VEGAS	5%
24.	MISSION LINEN OF SANTA BARBARA	5%
25.	MORGAN SERVICES	5%
26.	NATIONAL LINEN	5%
27.	OCEAN HOSPITALITIES	5%
28.	OMNI SERVICES, INC. (RENTAL UNIFORM SERVICES)	5%
29.	PRIME HOSPITALITY CORP. (AMERITELS)	5%
30.	PRUDENTIAL OVERALL SUPPLY	5%
31.	SERVICEMASTER	5%
32.	SIX CONTINENTS (Holiday Inn/Holiday Express/Intercontinental)	5%
33.	SODEXHO INC.	5%
34.	STARWOOD LODGING	5%
35.	STEINER (AMERICAN LINEN)	5%
36.	UNIFIRST CORPORATION	5%
37.	VENCOR – (HILLHAVEN)	5%
38.	VF JEANSWEAR	5%

Exhibit Effective as of FEBRUARY 1, 2002

PELLERIN MILNOR CORPORATION

BY: /s/ Richard B. Kelly, Jr.
Richard B. Kelly, Jr.
Date: 4-15-02

WINK DAVIS EQUIPMENT CO., INC.

BY: /s/ P. Donald Mullen
P. Donald Mullen
Date: 4-10-02

EXHIBIT F OF DEALER AGREEMENT

None

Exhibit Effective as of FEBRUARY 1, 2002

PELLERIN MILNOR CORPORATION

BY: /s/ Richard B. Kelly, Jr.
Richard B. Kelly, Jr.
Date: 4-15-02

WINK DAVIS EQUIPMENT CO., INC.

BY: /s/ P. Donald Mullen
P. Donald Mullen
Date: 4-10-02

EXHIBIT G OF DEALER AGREEMENT

I.          January 31, 2003

Exhibit Effective as of FEBRUARY 1, 2002

PELLERIN MILNOR CORPORATION

BY: /s/ Richard B. Kelly, Jr.
Richard B. Kelly, Jr.
Date: 4-15-02

WINK DAVIS EQUIPMENT CO., INC.

BY: /s/ P. Donald Mullen
P. Donald Mullen
Date: 4-10-02

EXHIBIT H OF DEALER AGREEMENT

1.          SEE PELLERIN MILNOR CORPORATION’S PUBLICATION
             BMP720097/92732A

Exhibit Effective as of FEBRUARY 1, 2002

PELLERIN MILNOR CORPORATION

BY: /s/ Richard B. Kelly, Jr.
Richard B. Kelly, Jr.
Date: 4-15-02

WINK DAVIS EQUIPMENT CO., INC.

BY: /s/ P. Donald Mullen
P. Donald Mullen
Date: 4-10-02